                                                                     EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                                THERMA-WAVE, INC.

                                       AND

                            THE HOLDERS NAMED HEREIN

                         DATED AS OF SEPTEMBER 15, 2003

                                TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Section 1.    Shelf Registration..............................       1

Section 2.    Registration Procedures.........................       2

Section 3.    Registration Expenses...........................       6

Section 4.    Indemnification.................................       6

Section 5.    Miscellaneous...................................       9

Schedules and Annexes

         Schedule of Holders

         Form of Selling Securityholder Notice and Questionnaire

                                THERMA-WAVE, INC.
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of September 15, 2003, by and among Therma-Wave, Inc., a Delaware corporation (the "Company"), and the holders of the Restricted Securities (as defined below) listed on the Schedule of Holders attached hereto (collectively referred to herein as the "Holders" and individually as a "Holder"). The Company and the Holders are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

         The parties to this Agreement are parties to a Common Stock Purchase Agreement dated as of September 12, 2003 (the "Purchase Agreement"). In order to induce the Holders to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

         Section 1.        Shelf Registration.

         (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 45 days after the Closing Date) file with the Securities and Exchange Commission (the "Commission") and thereafter use its commercially reasonable efforts to cause to be declared effective within 150 days of its filing a registration statement on an appropriate form under the Securities Act (the "Shelf Registration Statement") relating to the offer and sale of the Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration").

         (b) Except as set forth below in Section 1(d) below, the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the Restricted Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the first date of the original issuance of the Restricted Securities or such shorter period that will terminate when all the Restricted Securities covered by the Shelf Registration Statement
(i) have been sold pursuant thereto, or have otherwise been disposed of in accordance with the Securities Act, (ii) are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act or any successor rule thereof, without limitations under clauses (c), (e), (f) and (h) of Rule 144 under the Securities Act or any successor provisions thereof, assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Restricted Securities covered thereby not being able to offer and sell such Restricted Securities during that period, unless such action is (i) required by applicable law, (ii) pursuant to Section 1(d) below or (iii) taken by the Company in good faith upon the occurrence of any event contemplated by Section 2(b)(v) below, and the Company thereafter complies with the requirements of Section 2(h).

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The Parties hereby acknowledge that the Company is currently only eligible to file a "long-form" registration statement on Form S-1. Accordingly, the Company will likely suspend the effectiveness and the use of any Shelf Registration Statement during those periods of time in which a post-effective amendment to the Shelf Registration Statement needs to be filed or has been filed following the date hereof in order to update the Shelf Registration Statement for the information contained in any filing with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (e) A payment (each, a "Penalty Payment") will be paid by the Company if the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 150th day after the Closing Date. Such Penalty Payment shall be made on the first business day following such 150th day to each record holder of Restricted Securities in an amount equal to $.022 per share of Restricted Securities. If the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 180th day, 210th day, 240th day, 270th day, 300th day, 330th day, or 360th day following the Closing Date, then an additional Penalty Payment shall be paid by the Company on the first business day following any such date to each record holder of Restricted Securities in an amount equal to $.022 per share of Restricted Securities. Each Penalty Payment, if any, shall be payable, at the Company's option, in cash, Common Stock or a combination of the foregoing. If any portion of such Penalty Payment shall be payable in shares of Common Stock, such payment shall be calculated based on the average of the closing sales price of the Common Stock on the Nasdaq National Market (or any national securities exchange) over the ten trading days immediately preceding the date of such payment. The form of payment made (whether in cash, shares of Common Stock or a combination of the foregoing) shall be the same for each record holder of Restricted Securities.

         Section 2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

         (a) The Company shall (i) furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and, in the event that such Holder is participating in the Shelf Registration Statement and (ii) use its reasonable best efforts to include the names of the Holders who propose to sell Restricted Securities pursuant to the Shelf

Registration Statement as selling securityholders; provided that the Holders have complied with Section 2(k).

         (b) The Company shall give written notice to the Holders of the Restricted Securities included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

                  (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

         (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall furnish to each Holder of Restricted Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Restricted Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Restricted Securities in connection with the offering and sale of the Restricted Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

         (f) Prior to any public offering of the Restricted Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Restricted Securities included therein and their respective counsel in connection with the registration or qualification of the Restricted Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Restricted Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Restricted Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders of the Restricted Securities to facilitate the timely preparation and delivery of certificates representing the Restricted Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Restricted Securities pursuant to the Shelf Registration Statement.

         (h)      Upon the occurrence of any event contemplated by paragraphs
(ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall as required hereby prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Restricted Securities included within the coverage of such Shelf Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may delay filing and distributing any such supplement or amendment (and continue the suspension of the use of the Prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; provided, further, that neither such delay nor such suspension shall extend for a period of more than 150 consecutive days or an aggregate of 270 days in any twelve-month period. If the Company notifies the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h).

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

         (j) Each Holder agrees, by acquisition of the Restricted Securities, that no Holder shall be entitled to sell any such Restricted Securities pursuant to the Shelf Registration Statement or to receive a prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to and in accordance with Section 2(k) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Restricted Securities as the Company may from time to time reasonably request.

         (k) Each Holder agrees that if such Holder wishes to sell such Holder's Restricted Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 2(k). Each Holder wishing to sell Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a properly, completely and signed Notice and Questionnaire to the Company concurrently with the execution of this Agreement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a revised Notice and Questionnaire is delivered, and in any event within 30 business days after such date, (i) if required by law, file with the Commission a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such revised Notice and Questionnaire is named a selling securityholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to this Section; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section; provided, that if such revised Notice and Questionnaire is delivered during a period in which the use of such Prospectus is suspended pursuant to Section 2(c) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such suspension period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information as required by and in accordance with the procedures and time periods set forth in this section as a selling securityholder in the Registration Statement and related prospectus and any amendment or supplement thereto; provided, however, that any Holder that has subsequently supplied the requisite information required by this Section pursuant to the provisions of this Section (whether or not such Holder has supplied the requisite information required by this Section at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related prospectus in accordance with the requirements of this Section. Notwithstanding anything contained herein to the contrary, the Company shall not be required to file more than one post-effective amendment or supplement for the purpose of naming selling security holders in any 30 business-day period.

         (l) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Restricted Securities covered by a Registration Statement contemplated hereby.

         Section 3.        Registration Expenses.

         (a) The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, whether or not a Shelf Registration Statement is filed or becomes effective and shall bear or reimburse the Holders of the Restricted Securities covered thereby for reasonable fees and disbursements of not more than one counsel, designated by the Holders of a majority in principal amount of the Restricted Securities covered by the Shelf Registration Statement to act as counsel for the Holders in connection therewith.

         (b) Except as provided in Section 3(a) hereunder, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder's Restricted Securities pursuant to a Shelf Registration Statement.

         Section 4.        Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Restricted Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf

Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Restricted Securities concerned, to the extent that a prospectus relating to such Restricted Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Restricted Securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Restricted Securities if requested by such Holders.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

         (c)      Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Restricted Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 4 shall survive the sale of the Restricted Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         (f) "Restricted Securities" means the Common Stock issued pursuant to the Purchase Agreement and any securities issued with respect to the Common Stock issued hereunder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 5C(i) of the Purchase Agreement have been delivered by the Company in accordance with Section 5D of the Purchase Agreement. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 5C(i) of the Purchase Agreement. Any reference herein to a "majority of the Restricted Securities" or the "number of Restricted Securities" or words of like effect for purposes of comparison or calculation shall refer, with respect to any particular Restricted Securities, to the number of shares of Common Stock (or equivalent common equity securities of the Company) then represented by such Restricted Securities (on a fully diluted, as-if-converted basis).

         Section 5.        Miscellaneous.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations hereunder may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations hereunder.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof. Subject to the foregoing, the Company shall not be limited or in any way prevented from entering into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Restricted Securities affected by such amendment, modification, supplement, waiver or consents.

         (d) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. Chicago time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

                  (i) if to a Holder of the Restricted Securities, at the most current address given by such Holder to the Company.

                  (ii)     if to the Company, at its address as follows:

                           Therma-Wave, Inc.
                           1250 Reliance Way
                           Freemont, CA 94539
                           Attn:  Chief Financial Officer
                           Telecopy No.: (510) 661-6834

                           with a copy to:

                           Kirkland & Ellis LLP
                           777 South Figueroa Street
                           Los Angeles, CA 90017-5800
                           Attn:  Eva Davis, Esq.
                           Telecopy No.:  (213) 680-8500

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (e) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Holder's benefit as a holder or Holder are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

         (g) Descriptive Headings; Interpretation. The descriptive headings and captions used in this Agreement and the table of contents to this Agreement are for convenience and reference purposes only and shall not constitute a substantive part of, or affect in any way the meaning or interpretation of, this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto or delivered in connection herewith and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each covenant contained herein shall have independent significance. If any Party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first covenant.

         (h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its shareholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (j) Restricted Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Restricted Securities is required hereunder, the Restricted Securities held by the Company or its affiliates (other than subsequent Holders of Restricted Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         (l) Complete Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements, certificates and instruments expressly required to be delivered hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement on the date first written above.

                                    THERMA-WAVE, INC.

                                    By: /s/ L. Ray Christie
                                        ----------------------------------------
                                        Name: L. Ray Christie
                                        Title: Vice President, Chief Financial
                                               Officer & Secretary

                                     GALLEON TECHNOLOGY OFFSHORE, LTD.

                                     By: /s/ Raj Rajaratnam
                                         -----------------------------
                                     Its: Director

                                     GALLEON CAPTAIN'S OFFSHORE, LTD.

                                     By: /s/ Raj Rajaratnam
                                         -----------------------------
                                     Its: Director

                                     GALLEON CAPTAIN'S PARTNERS, LP

                                     By: /s/ Raj Rajaratnam
                                         -----------------------------
                                     Its: Managing General Partner

                                     BUCCANEERS FUND PARTNERS, LP

                                     By: /s/ Raj Rajaratnam
                                         -----------------------------
                                     Its: Partner

                                     GALLEON TECHNOLOGY PARTNERS II, LP

                                     By: /s/ Raj Rajaratnam
                                         -----------------------------
                                     Its: Managing General Partner

                                     NEEDHAM SMALL CAP GROWTH FUND

                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                     By: /s/ Vincent Gallagher
                                         -----------------------------
                                     Its: Executive Vice President/Portfolio
                                          Manager

                                     NEEDHAM EMERGING GROWTH PARTNERS, L.P.

                                     By: /s/ Glen W. Albanese
                                         -----------------------------
                                     Its: General Partner, CFO

                                     NEEDHAM EMERGING GROWTH PARTNERS (CAYMANS),
                                     L.P.

                                     By: /s/ Glen W. Albanese
                                         -----------------------------
                                     Its: General Partner, CFO

                                     NEEDHAM CONTRARIAN FUND, L.P.

                                     By: /s/ Glen W. Albanese
                                         -----------------------------
                                     Its: General Partner, CFO

                                     SPINNER GLOBAL TECHNOLOGY FUND, LPD

                                     By: /s/ Art Spinner
                                         -----------------------------
                                     Its: Chairman

                                     SPECIAL SITUATIONS PRIVATE EQUITY FUND,
                                     L.P.

                                     By: /s/ Steven Becker
                                         -----------------------------
                                     Its: Managing Director

                                     ROBERT S. BIRCH

                                     By: /s/ Robert S. Birch
                                         -----------------------------
                                     Its: ----------------------------

                                     THE LYNCH FOUNDATION

                                     By: Peter Lynch
                                         -----------------------------
                                     Its: Trustee

                                     Millrace Fund, LP

                                     By: /s/ Whitney M. Maroney
                                         -----------------------------
                                     Its: on behalf of Millrace Capital GP,
                                     LP the General Partner of Millrace Fund, LP

                                     ASCEND PARTNERS LP

                                     By: /s/ Malcolm Fairbairn
                                         -----------------------------
                                     Its: General Partner

                                     ASCEND PARTNERS SAPIENT LP

                                     By: /s/ Malcolm Fairbairn
                                         -----------------------------
                                     Its: General Partner

                                     ASCEND OFFSHORE FUND, LTD.

                                     By: /s/ Malcolm Fairbairn
                                         -----------------------------
                                     Its: General Partner

                               SCHEDULE OF HOLDERS

            Names and Addresses                     Number of Shares
            -------------------                     ----------------
Galleon Technology Offshore, Ltd.                       1,549,364
c/o Galleon Group
135 East 57th Street
16th Floor
New York, NY 10022

Galleon Captain's Offshore, Ltd.                          607,000
c/o Galleon Group
135 East 57th Street
16th Floor
New York, NY 10022

Galleon Captain's Partners, LP                            143,000
c/o Galleon Group
135 East 57th Street
16th Floor
New York, NY 10022

Buccaneers Fund Partners, LP                              500,000
c/o Galleon Group
135 East 57th Street
16th Floor
New York, NY 10022

Galleon Technology Partners II, LP                        437,000
c/o Galleon Group
135 East 57th Street
16th Floor
New York, NY 10022

Needham Small Cap Growth Fund                             100,000
c/o Needham & Company
445 Park Avenue, 3rd Floor
New York, NY 10022

Needham Emerging Growth Partners, L.P.                    525,000
c/o Needham & Company
445 Park Avenue, 3rd Floor
New York, NY 10022

Needham Emerging Growth Partners (Caymans), L.P.          155,000

                                    SCHEDULE

            Names and Addresses                     Number of Shares
            -------------------                     ----------------
c/o Needham & Company
445 Park Avenue, 3rd Floor
New York, NY 10022

Needham Contrarian Fund, L.P.                             356,363
c/o Needham & Company
445 Park Avenue, 3rd Floor
New York, NY 10022

Spinner Global Technology Fund, LPD                       500,000
450 Park Avenue
Suite 2102
New York, NY 10022

Special Situations Private Equity Fund, L.P.              454,545
153 East 53rd Street
55th Floor
New York, NY  10022

Robert S. Birch                                           159,091
200 Park Avenue
25th Floor
New York, NY 10166

The Lynch Foundation                                      113,637
82 Devonshire Street
Suite 4
Boston, MA 02109

Millrace Fund, LP                                         100,000
1055 Westlake Dr
3rd Floor
Berwyn, PA  19312

Ascend Partners LP                                          8,323
c/o Benjamin D. Slavet
Ascend Capital, LLC
600 Montgomery Street, 37th Floor
San Francisco, CA 94111

       Names and Addresses                          Number of Shares
       -------------------                          ----------------
Ascend Partners Sapient LP                                 23,372
c/o Benjamin D. Slavet
Ascend Capital, LLC
600 Montgomery Street, 37th Floor
San Francisco, CA 94111

Ascend Offshore Fund, Ltd.                                 68,305
c/o Benjamin D. Slavet
Ascend Capital, LLC
600 Montgomery Street, 37th Floor
San Francisco, CA 94111

Total                                                   5,800,000

                                                                         ANNEX A

                                THERMA-WAVE, INC.

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of common stock (such common stock, the "registrable securities") understands that the Company and certain of its subsidiaries have filed or intend to file with the SEC a registration statement on an appropriate form for the registration of the resale under Rule 415 of the Securities Act, of the registrable securities in accordance with the terms of the Registration Rights Agreement, among the Company and the holders thereto. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.

In order to sell or otherwise dispose of any registrable securities pursuant to the shelf registration statement, a beneficial owner of registrable securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of registrable securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). The Company has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

Certain legal consequences arise from being named as a selling securityholder in the shelf registration statement and the related prospectus. Accordingly, holders and beneficial owners of registrable securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the shelf registration statement and the related prospectus.

                                     NOTICE

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of registrable securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the shelf registration statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement. The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete.

                                  QUESTIONNAIRE

1.       (a)      Full Legal Name of Selling Securityholder:

         ____________

         (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

         ____________

         (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

         ____________

2.       Address for Notices to Selling Securityholder:

     ____________

     ____________

         Telephone:_____________________________________________________________

         Fax: _____

         Contact Person:________________________________________________________

3. Beneficial Ownership of Registrable Securities: Type and Principal Amount of Registrable Securities beneficially owned:

         ____________

         ____________

4.       Beneficial Ownership of the Company's securities owned by the Selling
         Securityholder:

         Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any "Other Securities," defined as securities of the Company other than the Registrable Securities listed above in Item (3).

         (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

         ____________

         ____________

         (b)    CUSIP No(s). of such Other Securities beneficially owned:

         ____________

         ____________

5.       Relationship with the Company:

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

         State any exceptions here:

         ____________

         ____________

         ____________

         ____________

6.       Plan of Distribution:

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:

         ____________

         ____________

         ____________

         ____________

7.       NASD Affiliates:

         ____________

         ____________

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

     Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ________________________              Beneficial Owner

                                             By: _______________________________

                                                 Name:__________________________

                                                 Title: ________________________